Exhibit 99.1

NETSCOUT Reports Second Quarter Fiscal Year 2022 Financial Results

WESTFORD, Mass.--(BUSINESS WIRE)--November 4, 2021--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of cybersecurity, service assurance, and business analytics solutions, today announced financial results for its second quarter fiscal year 2022 ended September 30, 2021.

“We are pleased with our second quarter results, which have contributed to our solid foundation as we move into the second half of the fiscal year,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “The strong growth of our ‘software-only’ product revenue in the second quarter supported our overall revenue increase, enhanced our margins, and improved our diluted earnings per share on a year-over-year basis. Additionally, as customers dealt with the challenging supply chain environment and experienced procurement issues, our ‘software-only’ solutions enabled them to utilize their budgets more effectively by accelerating the timing of their purchases with us.”

Singhal continued, “As ‘Guardians of the Connected World,’ our solutions continue to be vital. We provide borderless visibility and cybersecurity solutions that assure and secure the performance, availability, and security of our customers’ digital ecosystems. Our customers can leverage these solutions to compete more efficiently and effectively in the new economy, which is increasingly essential given the most-recent challenges brought about by the COVID-19 pandemic. Looking ahead, long-term technology trends, including 5G, digital transformation through cloud migration, and the requirement for greater cybersecurity protection, are all setting the stage for NETSCOUT’s continued advancement.”

Recent developments and highlights:

  In early-November 2021, NETSCOUT announced the availability of Omnis® Cyber Intelligence (OCI), the industry's fastest and most scalable network security software solution, built on the foundation of the industry's most prominent network monitoring and packet recording and analysis technology. OCI uniquely detects and investigates suspicious activities in real-time and retrospectively, identifies threats early in the attack life cycle to prevent infections from spreading, stops future attacks, and identifies compromised assets.
  In October 2021, NETSCOUT introduced its NETSCOUT Visibility as a Service (VaaS) managed service offering, which provides 24x7 testing, monitoring, troubleshooting, and reporting for customers' critical IT services and applications. Built on NETSCOUT's nGenius® service assurance solutions, the service leverages the deep expertise of the company's VaaS engineering team to help alleviate the burdens faced by corporate and government IT organizations worldwide.
  In late-September 2021, NETSCOUT announced that the Company and Palo Alto Networks (NYSE: PANW), the global cybersecurity leader, had fully integrated security solutions that are now available to support security operations centers (SOCs) in detecting, analyzing, and mitigating security threats in complex hybrid environments.
  In late September 2021, NETSCOUT announced that it had begun working with NTT Communications Corporation (NTT Com) to conduct research and resilience testing to detect and mitigate cyberattacks by leveraging the resources of NETSCOUT's ATLAS Security Engineering & Response Team (ASERT). NTT Com is taking active measures to ensure that its network can support increased traffic and security needs while also providing a more resilient network for the future.
  In mid-September 2021, NETSCOUT released its findings from its bi-annual Threat Intelligence Report. These findings underscore the dramatic impact that cyberattacks continue to have on private and public organizations as well as governments worldwide. In the first half of 2021, cybercriminals launched approximately 5.4 million Distributed Denial of Services (DDoS) attacks, increasing 11% over 1H2020 figures. Additionally, data projections from NETSCOUT's Active Level Threat Analysis System (ATLAS™) Security Engineering and Response Team (ASERT) point to 2021 as another record-setting year that is on track to surpass 11 million global DDoS attacks. ASERT expects the long tail of attacker innovation to last going forward, fueling a growing cybersecurity crisis that will continue to impact both public and private organizations alike.
  In August 2021, NETSCOUT announced that it had issued its inaugural Environmental, Social, and Governance (ESG) Report. The report details the Company's efforts on multiple ESG front, which include but are not limited to 1) supporting community-based digital inclusion programs, 2) driving diversity, equity, and inclusion (DEI), 3) reducing electricity demands across the Company’s facilities, and 4) continuing to design solutions that help customers to reduce their environmental impacts.

Q2 FY22 Financial Results

Total revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2022 was $211.9 million, compared with $205.3 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2022 was $101.6 million, which was approximately 48% of total revenue. This compares with second-quarter fiscal year 2021 product revenue (GAAP and non-GAAP) of $92.0 million, which was approximately 45% of total revenue.

Service revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2022 was $110.3 million, or approximately 52% of total revenue, compared to service revenue (GAAP and non-GAAP) of $113.4 million, or approximately 55% of total revenue, for the same period one year ago.

NETSCOUT’s income from operations (GAAP) was $12.2 million in the second quarter of fiscal year 2022, compared with income from operations (GAAP) of $3.8 million in the comparable quarter one year ago. Second-quarter fiscal year 2022 non-GAAP EBITDA from operations was $53.0 million, or 25.0% of non-GAAP quarterly revenue, compared with $46.8 million of non-GAAP EBITDA from operations, or 22.8% of non-GAAP quarterly revenue in the second quarter of fiscal year 2021. The Company’s second-quarter fiscal year 2022 (GAAP) operating margin was 5.7% versus 1.8% in the prior fiscal year’s second quarter. Second-quarter fiscal year 2022 non-GAAP income from operations was $47.3 million with a non-GAAP operating margin of 22.3%. This compares with non-GAAP income from operations of $39.8 million and a non-GAAP operating margin of 19.4% in the second-quarter fiscal year 2021.

Net income (GAAP) for the second quarter of fiscal year 2022 was $7.9 million, or $0.11 per share (diluted), versus a net loss (GAAP) of $3.7 million, or $0.05 per share, for the second quarter of fiscal year 2021. On a non-GAAP basis, net income for the second quarter of fiscal year 2022 was $35.3 million, or $0.47 per share (diluted), compared with $28.2 million, or $0.38 per share (diluted), for the second quarter of fiscal year 2021.

As of September 30, 2021, cash, cash equivalents, and short and long-term marketable securities were $475.8 million, compared with $476.5 million as of March 31, 2021, and $427.8 million as of September 30, 2020. During the second quarter of fiscal year 2022, NETSCOUT repurchased a total of 921,299 shares of its common stock at an average price of $26.75 per share for an approximate total of $24.6 million spent in aggregate. At the end of the second quarter of fiscal year 2022, NETSCOUT had $350.0 million outstanding on its $800 million revolving credit facility, which will expire in July 2026.

First-Half FY22 Financial Results

  For the first half of fiscal year 2022, total revenue (GAAP and non-GAAP) was $402.2 million versus total revenue (GAAP and non-GAAP) of $389.2 million for the comparable six-month period of fiscal year 2021. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP & non-GAAP) for the first six months of fiscal year 2022 was $183.6 million, compared with $163.7 million in the same period one year ago.
  First-half fiscal year 2022 service revenue (GAAP & non-GAAP) was $218.6 million versus $225.5 million in the same period last year.
  NETSCOUT’s income from operations (GAAP) during the first six months of fiscal year 2022 was $1.5 million, compared with a loss from operations (GAAP) of $10.7 million for the comparable six-month period of fiscal year 2021. The Company’s first-half fiscal year 2022 (GAAP) operating margin was 0.4% versus (2.8%) in the comparable period of fiscal year 2021. During the first six months of fiscal year 2022, the Company’s non-GAAP EBITDA from operations was $80.6 million, or 20.0% of non-GAAP total revenue, versus non-GAAP EBITDA from operations of $73.4 million, or 18.9% of non-GAAP total revenue, in the first six months official year 2021. The Company’s non-GAAP income from operations for the first half of fiscal year 2022 was $69.1 million with a non-GAAP operating margin of 17.2%, compared with non-GAAP income from operations of $60.5 million and a non-GAAP operating margin of 15.5% for the same period of fiscal year 2021.
  For the first six months of fiscal year 2022, NETSCOUT’s net loss (GAAP) was $3.4 million, or $0.05 per share (diluted), compared with a net loss (GAAP) of $21.1 million, or $0.29 per share (diluted), in the same six-month period one year ago. Non-GAAP net income for the first half of fiscal year 2022 was $50.3 million, or $0.67 per share (diluted), compared with non-GAAP net income of $40.5 million, or $0.55 per share (diluted), for the same period of fiscal year 2021.

Outlook:

NETSCOUT is reiterating its revenue and diluted net income per share outlook (GAAP and non-GAAP) previously issued on July 29, 2021. The current outlook is as follows:

  GAAP and non-GAAP revenue expectations remain in the range of $835 million to $865 million.
  GAAP net income per share (diluted) expectations remain in the range of $0.36 to $0.42. Non-GAAP net income per share (diluted) expectations remain in the range of $1.71 to $1.77.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the financial tables below.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2022 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ222. A replay of the call will be available after 12:00 p.m. ET on November 04, 2021, for approximately one week. The number for the replay is (800) 839-5128 for U.S./Canada and (402) 220-1504 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation, amortization, and (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt, net of related income tax effects. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, statements regarding NETSCOUT’s outlook, NETSCOUT being “Guardians of the Connected World,” and that NETSCOUT solutions continue to be vital, that NETSCOUT provides borderless visibility and cybersecurity solutions that assure and secure the performance, availability, and security of its customers’ digital ecosystems, that NETSCOUT customers can leverage these solutions to compete more efficiently and effectively in the new economy, which is increasingly essential given the most-recent challenges brought about by the COVID-19 pandemic, and that long-term technology trends, including 5G, digital transformation through cloud migration, and the requirement for greater cybersecurity protection, are all setting the stage for NETSCOUT’s continued advancement, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and the Company’s subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2021 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC. Condensed Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product	$101,619	$91,979	$183,569	$163,672
Service	110,299	113,360	218,621	225,482
Total revenue	211,918	205,339	402,190	389,154

Cost of revenue:
Product	20,340	26,977	43,505	48,129
Service	31,304	31,923	62,549	63,751
Total cost of revenue	51,644	58,900	106,054	111,880

Gross profit	160,274	146,439	296,136	277,274

Operating expenses:
Research and development	44,483	46,455	87,303	91,836
Sales and marketing	65,185	60,300	131,143	119,734
General and administrative	23,471	20,573	46,216	45,726
Amortization of acquired intangible assets	14,970	15,363	29,976	30,624
Restructuring charges	-	(31)	-	62

Total operating expenses	148,109	142,660	294,638	287,982

Income (loss) from operations	12,165	3,779	1,498	(10,708)
Interest and other expense, net	(2,336)	(3,394)	(4,756)	(8,174)

Income (loss) before income tax expense	9,829	385	(3,258)	(18,882)
Income tax expense	1,933	4,071	187	2,224
Net income (loss)	$7,896	$(3,686)	$(3,445)	$(21,106)

Basic net income (loss) per share	$0.11	$(0.05)	$(0.05)	$(0.29)
Diluted net income (loss) per share	$0.11	$(0.05)	$(0.05)	$(0.29)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	74,382	73,058	74,122	72,682
Net income (loss) per share - diluted	75,093	73,058	74,122	72,682
NETSCOUT SYSTEMS, INC. Consolidated Balance Sheets (In thousands)

	September 30, 2021 (Unaudited)	March 31, 2021
Assets
Current assets:
Cash, cash equivalents and marketable securities	$ 475,817	$ 476,453
Accounts receivable and unbilled costs, net	162,888	197,717
Inventories	25,728	22,813
Prepaid expenses and other current assets	37,155	25,489

Total current assets	701,588	722,472

Fixed assets, net	45,008	48,474
Goodwill and intangible assets, net	2,192,318	2,229,420
Operating lease right-of-use assets	56,715	61,512
Other assets	20,769	23,160

Total assets	$ 3,016,398	$ 3,085,038

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 17,644	$ 17,964
Accrued compensation	57,783	83,057
Accrued other	36,642	28,152
Current portion of operating lease liabilities	11,992	12,354
Deferred revenue and customer deposits	246,726	269,748

Total current liabilities	370,787	411,275

Other long-term liabilities	12,315	21,641
Deferred tax liability	85,987	92,287
Accrued long-term retirement benefits	39,704	39,479
Long-term deferred revenue	102,457	103,310
Operating lease liabilities, net of current portion	56,144	61,267
Long-term debt	350,000	350,000

Total liabilities	1,017,394	1,079,259

Stockholders' equity:
Common stock	126	124
Additional paid-in capital	2,991,704	2,955,400
Accumulated other comprehensive loss	(1,931)	(1,940)
Treasury stock, at cost	(1,362,141)	(1,322,496)
Retained earnings	371,246	374,691

Total stockholders' equity	1,999,004	2,005,779

Total liabilities and stockholders' equity	$ 3,016,398	$ 3,085,038
NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
	2021	2020	2021	2021	2020

Revenue (GAAP)	$211,918	$205,339	$190,272	$402,190	$389,154
Service deferred revenue fair value adjustment	-	1	-	-	3
Non-GAAP Revenue	$211,918	$205,340	$190,272	$402,190	$389,157

Gross Profit (GAAP)	$160,274	$146,439	$135,862	$296,136	$277,274
Service deferred revenue fair value adjustment	-	1	-	-	3
Share-based compensation expense (1)	2,228	2,154	1,887	4,115	3,749
Amortization of acquired intangible assets (2)	3,352	4,765	3,360	6,712	9,500
Acquisition related depreciation expense (5)	7	5	5	12	11
Non-GAAP Gross Profit	$165,861	$153,364	$141,114	$306,975	$290,537

Income (Loss) from Operations (GAAP)	$12,165	$3,779	$(10,667)	$1,498	$(10,708)
Service deferred revenue fair value adjustment	-	1	-	-	3
Share-based compensation expense (1)	16,735	15,736	13,965	30,700	27,832
Amortization of acquired intangible assets (2)	18,322	20,128	18,366	36,688	40,124
Business development and integration expense (3)	-	-	(5)	(5)	16
Compensation for post-combination services (4)	-	63	2	2	127
Restructuring charges	-	(31)	-	-	62
Acquisition related depreciation expense (5)	64	60	60	124	121
Transitional service agreement expense (6)	59	101	58	117	101
Legal judgments expense (8)	-	-	-	-	2,804
Non-GAAP Income from Operations	$47,345	$39,837	$21,779	$69,124	$60,482

Net Income (Loss) (GAAP)	$7,896	$(3,686)	$(11,341)	$(3,445)	$(21,106)
Service deferred revenue fair value adjustment	-	1	-	-	3
Share-based compensation expense (1)	16,735	15,736	13,965	30,700	27,832
Amortization of acquired intangible assets (2)	18,322	20,128	18,366	36,688	40,124
Business development and integration expense (3)	-	-	(5)	(5)	16
Compensation for post-combination services (4)	-	63	2	2	127
Restructuring charges	-	(31)	-	-	62
Acquisition related depreciation expense (5)	64	60	60	124	121
Loss on extinguishment of debt (7)	596	-	-	596	-
Legal judgments expense (8)	-	-	-	-	2,804
Income tax adjustments (9)	(8,315)	(4,027)	(6,089)	(14,404)	(9,523)
Non-GAAP Net Income	$35,298	$28,244	$14,958	$50,256	$40,460

Diluted Net Income (Loss) Per Share (GAAP)	$0.11	$(0.05)	$(0.15)	$(0.05)	$(0.29)
Share impact of non-GAAP adjustments identified above	0.36	0.43	0.35	0.72	0.84
Non-GAAP Diluted Net Income Per Share	$0.47	$0.38	$0.20	$0.67	$0.55

Shares used in computing non-GAAP diluted net income per share	75,093	73,594	75,212	75,112	73,521
NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued (In thousands) (Unaudited)

		Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
		2021	2020	2021	2021	2020

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$321	$344	$274	$595	$589
	Cost of service revenue	1,907	1,810	1,613	3,520	3,160
	Research and development	4,902	4,935	4,091	8,993	8,716
	Sales and marketing	5,842	5,357	4,814	10,656	9,349
	General and administrative	3,763	3,290	3,173	6,936	6,018
	Total share-based compensation expense	$16,735	$15,736	$13,965	$30,700	$27,832

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$3,352	$4,765	$3,360	$6,712	$9,500
	Operating expenses	14,970	15,363	15,006	29,976	30,624
	Total amortization expense	$18,322	$20,128	$18,366	$36,688	$40,124

(3)	Business development and integration expense included in these amounts is as follows:
	General and administrative	$-	$-	$(5)	$(5)	$16
	Total business development and integration expense	$-	$-	$(5)	$(5)	$16

(4)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$-	$62	$2	$2	$125
	Sales and marketing	-	1	-	-	2
	Total compensation for post-combination services	$-	$63	$2	$2	$127

(5)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$4	$3	$3	$7	$7
	Cost of service revenue	3	2	2	5	4
	Research and development	45	42	42	87	84
	Sales and marketing	8	9	9	17	18
	General and administrative	4	4	4	8	8
	Total acquisition related depreciation expense	$64	$60	$60	$124	$121

(6)	Transitional service agreement (income) expense included in these amounts is as follows:
	Research and development	$7	$11	$6	$13	$11
	Sales and marketing	9	16	10	19	16
	General and administrative	43	74	42	85	74
	Other (income) expense, net	(59)	(101)	(58)	(117)	(101)
	Total transitional service agreement (income) expense	$-	$-	$-	$-	$-

(7)	Loss on extinguishment of debt included in this amount is as follows:
	Interest and other expense, net	$596	$-	$-	$596	$-
	Total loss on extinguishment of debt	$596	$-	$-	$596	$-

(8)	Legal judgments expense included in this amount is as follows:
	General and administrative	$-	$-	$-	$-	$2,804
	Total legal judgments expense	$-	$-	$-	$-	$2,804

(9)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(8,315)	$(4,027)	$(6,089)	$(14,404)	$(9,523)
	Total income tax adjustments	$(8,315)	$(4,027)	$(6,089)	$(14,404)	$(9,523)
NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA from Operations (In thousands) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
	2021	2020	2021	2021	2020

Income (loss) from operations (GAAP)	$12,165	$3,779	$(10,667)	$1,498	$(10,708)
Previous adjustments to determine non-GAAP income from operations	35,180	36,058	32,446	67,626	71,190
Non-GAAP Income from operations	47,345	39,837	21,779	69,124	60,482

Depreciation excluding acquisition related	5,623	6,955	5,811	11,434	12,907

Non-GAAP EBITDA from operations	$52,968	$46,792	$27,590	$80,558	$73,389
NETSCOUT SYSTEMS, INC. Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance (Unaudited) (In millions, except net income per share - diluted)

	FY'21	FY'22
GAAP & Non-GAAP revenue	$831.3	~$835 million to ~$865 million

	FY'21	FY'22
GAAP net income	$19.4	~$27 million to ~$32 million
Deferred service revenue fair value adjustment	$-	-
Amortization of intangible assets	$80.2	~$73 million to ~$74 million
Share-based compensation expenses	$51.9	~$53 million to ~$54 million
Business development & integration expenses*	$0.5	Less than $1 million
Interest Exp - Loss on Debt Extinguishment	$-	Less than $1 million
Legal judgments expense	$2.8	-
Restructuring costs	$0.1	-
Total adjustments	$135.5	~$128 million to ~$129 million
Related impact of adjustments on income tax	$(29.0)	(~$27 million)
Non-GAAP net income	$125.8	~$128 million to ~$133 million

GAAP net income per share (diluted)	$0.26	~$0.36 to ~$0.42
Non-GAAP net income per share (diluted)	$1.70	~$1.71 to ~$1.77

Average weighted shares outstanding (diluted GAAP)	73.8	~75 million
Average weighted shares outstanding (diluted Non-GAAP)	73.8	~75 million
*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense **Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com